                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     ULTRATECH STEPPER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 3, 1999

TO THE STOCKHOLDERS OF ULTRATECH STEPPER, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ultratech Stepper, Inc., a Delaware corporation (the "Company"), will be held on June 3, 1999, at 10:00 a.m. local time, at the Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, CA 95035, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect three directors to serve for the ensuing two years until the expiration of their terms in 2001, or until their successors are duly elected and qualified;

    2. To approve the amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 500,000 shares;

    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

    Only stockholders of record at the close of business on April 15, 1999 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                               [LOGO]

                                          Arthur W. Zafiropoulo
                                          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                          OFFICER AND PRESIDENT

April 26, 1999

 YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            ULTRATECH STEPPER, INC.
                                3050 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1999

GENERAL

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Ultratech Stepper, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 3, 1999 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, CA 95035. These proxy solicitation materials were mailed on or about April 26, 1999 to all stockholders entitled to vote at the Annual Meeting.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 15, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 21,261,184 shares of the Company's common stock, $.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 15, 1999. Stockholders may not cumulate votes in the election of directors.

    All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. Proposal Two, the amendment to the Purchase Plan increasing the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such matter. Proposal Three, the ratification of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 1999, will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the director proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2 and 3 described in the accompaying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. The Company has retained the services of Beacon Hill Partners, Inc. ("Beacon") to assist in the solicitation of proxies. Beacon will receive a fee from the Company of approximately $2,750 plus out-of-pocket expenses. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received no later than December 27, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 12, 2000.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    On July 23, 1993, the Board of Directors and stockholders of the Company approved the Company's Amended and Restated Certificate of Incorporation to provide for a classified Board of Directors consisting of two classes of directors each serving staggered two-year terms. The Amended and Restated Certificate of Incorporation became effective on October 6, 1993 and was amended in 1995 and 1998 by the stockholders to give effect to increases in the number of authorized shares of Common Stock. The class whose term of office expires at the Annual Meeting currently consists of three directors. The Board of Directors has selected three nominees for election for the term ending upon the 2001 Annual Stockholders Meeting or until their successors have been duly elected and qualified, all of whom are current directors of the Company. If the proposal is approved, the board will consist of six persons, with two classes consisting of three directors each. The names of the persons who are nominees for director, the terms of their proposed directorship, and their positions and offices with the Company as of April 15, 1999 are set forth below.

    Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Stockholders Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The three candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Stockholders Meeting will be elected directors of the Company, to serve for their respective terms or until their successors have been elected and qualified.

NOMINEES FOR TERM ENDING UPON THE 2001 ANNUAL STOCKHOLDERS MEETING

    TOMMY GEORGE, 59, has served as a Director of the Company since October 1997. From April 1993 through May 1997, Mr. George served as the President of Motorola SPS ("Motorola"). From June 1986 through April 1993, Mr. George served as the Assistant General Manager of Motorola. In addition, Mr. George has also served as a Director of Amkor Technology, Inc., a packaging and test services provider, since October 1997 and FSI International, Inc., a processing equipment supplier, since January 1998.

    GREGORY HARRISON, 65, has served as a Director of the Company since May 1993. Since 1986, he has served as President of G. Harrison & Company, a management consulting firm. From 1969 to 1986, Mr. Harrison served in various operating management positions, most recently as Vice President and Corporate Officer, at National Semiconductor Corporation.

    KENNETH LEVY, 56, has served as a Director of the Company since May 1993. Mr. Levy has served as Chief Executive Officer and a director of KLA-Tencor Corporation ("KLA"), a company which he co-founded, since July 1998 and as its Chairman from July 1975 until July 1998. From July 1975 until June 1998, he served as KLA's Chief Executive Officer. Mr. Levy has also served as a Director of SpeedFam-IPEC, Inc. (formerly Integrated Process Equipment Corporation), a supplier of surface processing equipment and consumables to the semiconductor, memory disk, silicon wafer and other industries, since May 1995.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2000 ANNUAL STOCKHOLDERS MEETING

    ARTHUR W. ZAFIROPOULO, 60, founded the Company in September 1992. He has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since March 1993. Mr. Zafiropoulo also served as President of the Company from March 1993 to March 1996. Between September 1990 and March 1993, he was President of the Ultratech Stepper Division of General Signal Corporation ("General Signal"). From February 1989 to September 1990, Mr. Zafiropoulo was President of General Signal's Semiconductor Equipment Group International, a semiconductor equipment company. From August 1980 to February 1989, Mr. Zafiropoulo was President and Chief Executive Officer of Drytek, Inc., a plasma dry-etch company that he founded in August 1980, and which was sold to General Signal in 1986. From July 1987 to September 1989, Mr. Zafiropoulo was also President of Kayex, a semiconductor equipment manufacturer, which is a unit of General Signal. Mr. Zafiropoulo has also served as a Director of Advanced Energy Industries, Inc., a manufacturer of power conversion and control systems, since October 1998. In addition, Mr. Zafiropoulo is a director of Semi/Sematech, an association of U.S.-owned suppliers of equipment, materials and services to the semiconductor industry and SEMI (Semiconductor and Equipment Materials International), an international trade association.

    LARRY R. CARTER, 55, has been a Director of the Company since September 1997. Mr. Carter joined Cisco Systems, Inc. ("Cisco") in January 1995 as Vice President, Finance and Administration and Chief Financial Officer. In July 1997 he was promoted to Senior Vice President, Finance and Chief Financial Officer. Prior to joining Cisco, from July 1992 to January 1995, Mr. Carter was Vice President and Corporate Controller at Advanced Micro Devices. His career also includes four years with V.L.S.I. Technology, Inc., as Vice President, Finance and Chief Financial Officer and two years at SGS Thompson Microelectronics, Inc. as Vice President, Finance, Administration and Chief Financial Officer. He also spent 19 years at Motorola, Inc. where he held a variety of financial positions, the most recent being Vice President and Controller, M.O.S. Group. Mr. Carter has also served as a Director of Network Appliance, Inc., a provider of dedicated data-access appliances and storage servers, since May 1997. Mr. Carter holds a B.S. in Business Administration/Accounting from Arizona State University.

    JOEL F. GEMUNDER, 59, has been a Director of the Company since October 1997. Mr. Gemunder has been President and a member of the Board of Directors of Omnicare, Inc., a pharmacy services provider, since 1991. He has also served as a Director of Chemed Corporation, a construction services company, since 1977. Mr. Gemunder holds an A.B. from the City College of New York in Business and an M.B.A. from the University of Chicago.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1998, the Board of Directors held six meetings and acted by unanimous written consent on seven occasions. The Board of Directors has an Audit Committee and a Compensation Committee. During the respective term of his service on the Board, each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served during the past fiscal year.

    The Compensation Committee currently consists of two directors, Messrs. Harrison and Gemunder. The Compensation Committee is primarily responsible for approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has sole and exclusive authority to administer the Company's 1993 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan. The Compensation Committee held four meetings during the past fiscal year and acted by unanimous written consent on five occasions.

    The Audit Committee currently consists of two directors, Messrs. Carter and Levy, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held four meetings during the last fiscal year.

DIRECTOR COMPENSATION

    During the 1998 fiscal year, each non-employee Board member was paid an annual cash retainer fee of $10,000, received an additional $1,000 for attendance at each Board meeting and $500 for attendance at each meeting of any Board committee of which he was a member, so long as such committee meeting did not follow a meeting of the Board. The Company does reimburse each non-employee Board member for expenses incurred in connection with his attendance at such Board and committee meetings.

    Pursuant to the Automatic Option Grant Program in effect under the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), each individual who is first elected or appointed as a non-employee Board member after the date of the 1996 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a non-statutory stock option to purchase 12,000 shares of the Company's Common Stock. Each such option will have an exercise price equal to the fair market value per share of Common Stock on the applicable grant date. The option will have a maximum term of the (10) years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. The option will be immediately exercisable for all of the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares will vest as follows: (i) fifty percent (50%) of the shares will vest upon completion of one (1) year of Board service measured from the grant date and (ii) the remaining shares will vest in three (3) successive equal annual installments upon completion of each of the next three (3) years of Board service thereafter.

    In addition, each of the non-employee Board members continuing to serve as a non-employee Board member on the date of 1998 Annual Stockholders Meeting (Messrs. Carter, Gemunder, George, Harrison and Levy) received at that time an option grant for 4,000 shares with an exercise price of $19.50 per share, the fair market value per share of the Common Stock on June 3, 1998. Each option has a maximum term of ten (10) years measured from the grant date, subject to the earlier termination upon the optionee's cessation of Board service. The option is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each such 4,000-share grant will vest upon the optionee's completion of one (1) year of Board service measured from the grant date.

    The shares subject to each outstanding option under the Automatic Option Grant Program will vest immediately upon an acquisition of the Company by merger or asset sale or upon certain other changes in control or ownership of the Company. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding Common Stock, each automatic option grant may be surrendered to the Company in return for a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the fair market value per share of Common Stock on the date the option is surrendered to the Company or the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board recommends that the stockholders vote FOR the election of each of the above nominees.

                                  PROPOSAL TWO
                        APPROVAL OF AN AMENDMENT TO THE
                          EMPLOYEE STOCK PURCHASE PLAN

    The Company's stockholders are being asked to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") which will increase the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 500,000 shares to 950,000 shares.

    The purpose of the share increase is to ensure that the Company will continue to have a sufficient reserve of Common Stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code.

    The Purchase Plan was adopted by the Board of Directors on March 16, 1995 and approved by the Company's stockholders in May 1995 at the 1995 Annual Meeting. The Purchase Plan became effective on August 1, 1995. In March 1997, the Board amended the Purchase Plan to increase the shares of Common Stock available for issuance under the Purchase Plan by an additional 250,000 shares, and the stockholders approved that amendment at the 1997 Annual Meeting. On March 16, 1999, the Board of Directors adopted the amendment to the Purchase Plan which is the subject of this Proposal. If the Proposal is approved, the 500,000-share increase will become effective with the offering period beginning August 2, 1999.

    The following is a summary of the principal features of the Purchase Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Company's Secretary at the Company's executive offices in San Jose, California.

ADMINISTRATION

    The Purchase Plan is currently administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

SECURITIES SUBJECT TO THE PURCHASE PLAN

    The Company has reserved 950,000 shares of Common Stock for issuance over the ten (10)-year term of the Purchase Plan, including the 500,000-share increase for which stockholder approval is sought under this Proposal. The shares may be made available from authorized but unissued shares of the Company's Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

    In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any one purchase date, (iii) the class and maximum number of securities purchasable in the aggregate by all participants on any one purchase date and (iv) the class and number of securities and the price per share in effect under each outstanding purchase right.

OFFERING PERIODS AND PURCHASE RIGHTS

    Shares of Common Stock will be offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of twelve
(12) months. The most recently completed offering period began on August 1, 1997 and ended on the last business day in July 1998. The current offering period started on the first business day in August 1998 and will end on the last business day of July 1999. Subsequent offering periods will begin as designated by the Plan Administrator.

    At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of Common Stock over the remainder of that offering period. Shares will be purchased on the last business day of each offering period, and all payroll deductions collected from the participant for the offering period will automatically be applied to the purchase of Common Stock on the last business day of that period.

ELIGIBILITY AND PARTICIPATION

    Any individual who is employed on a basis under which he or she is expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

    An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent quarterly entry date (the first business day in February, May, August or November of each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any quarterly entry date within that offering period on which he or she is an eligible employee.

    As of March 1, 1999, 269,220 shares of Common Stock had been issued under the Purchase Plan, and 680,780 shares were available for future issuance, assuming approval of this Proposal. As of March 1, 1999, the Company estimates that approximately 488 employees, including two executive officers, were eligible to participate in the Purchase Plan.

PURCHASE PRICE

    The purchase price of the Common Stock acquired on each purchase date will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period or (ii) the fair market value on the purchase date. However, the clause (i) amount for any participant whose entry date is other than the start date of the offering period will not be less than the fair market value per share of Common Stock on that start date.

    The fair market value of the Common Stock on any relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On March 1, 1999, the fair market value per share of Common Stock determined on such basis was $15.81 per share.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

    A participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her entry date into that offering period and will be automatically exercised on the last business day of that offering period, provided the participant remains an eligible employee and does not withdraw from that offering period.

    Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her base salary each offering period to be applied to the acquisition of Common Stock on the purchase date for that offering period. The payroll deductions of each participant will automatically be applied on each purchase date (the last business day in July of each year) to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

SPECIAL LIMITATIONS

    The Purchase Plan imposes certain limitations upon a participant's right to acquire Common Stock, including the following:

    - Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

    - Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

    - No participant may purchase more than 2,000 shares of Common Stock on any purchase date.

    - Not more than 150,000 shares of Common Stock may be purchased in the aggregate by all participants on any one purchase date.

    However, the Plan Administrator will have the discretionary authority, exercisable prior to the start of any offering period, to increase or decrease the 2,000-share and 150,000-share limitations to be in effect for the number of shares purchasable per participant and in the aggregate by all participants on each purchase date during that offering period.

TERMINATION OF PURCHASE RIGHTS

    The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be refunded immediately or applied to the purchase of Common Stock on the next purchase date.

    The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

STOCKHOLDER RIGHTS

    No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

    No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

CHANGE IN CONTROL

    In the event the Company is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such acquisition, but in no event will the clause (i) fair market value be less than the fair market value per share of Common Stock on the start date of the offering period in which such acquisition occurs.

SHARE PRO-RATION

    Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares at the time available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock allocated to such individual, will be refunded.

AMENDMENT AND TERMINATION

    The Purchase Plan will terminate upon the earliest of (i) the last business day in July 2005, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a transaction involving a merger or asset sale of the Company.

    The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

    The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

    If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired and within one (1) year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

    If the participant sells or disposes of the purchased shares more than two
(2) years after his or her entry date into the offering period in which the shares were acquired and more than (1) year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

    If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired.

ACCOUNTING TREATMENT

    The issuance of Common Stock under the Purchase Plan will not result in a direct compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the fair value of those purchase rights treated as compensation expense.

PURCHASE PLAN TRANSACTIONS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan between the August 1, 1995 effective date of the Purchase Plan and the July 31, 1998 purchase date, together with the weighted average purchase price paid per share.

                                                                                  NUMBER OF          WEIGHTED
                                                                                  PURCHASED           AVERAGE
NAME                                                                                SHARES        PURCHASE PRICE
-----------------------------------------------------------------------------  ----------------  -----------------

Arthur W. Zafiropoulo........................................................          3,009         $   16.48
  Chairman of the Board and Chief Executive Officer

Daniel H. Berry..............................................................          1,119         $   16.56
  Executive Vice President and Chief Operating Officer

William G. Leunis, III.......................................................          1,982         $   16.57
  Chief Financial Officer and Senior Vice President, Finance, Secretary and
  Treasurer

All current executive officers as a group (3 persons)........................          6,110             16.53

All current non-employee directors as a group (5 persons)....................             --                --

All employees, including current officers who are not executive officers, as
  a group (355 persons)......................................................        263,110         $   15.85

NEW PLAN BENEFITS

    No purchase rights have been granted, and no shares of Common Stock have been issued, under the Purchase Plan on the basis of the 500,000-share increase for which stockholder approval is sought under this Proposal No. Two.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1999 Annual Meeting is required for approval of the 500,000-share increase to the Purchase Plan. Should such stockholder approval not be obtained, then the 500,000-share increase will not be implemented, and any purchase rights granted on the basis of the 500,000-share increase to the Purchase Plan will immediately terminate. No additional purchase rights will be granted on the basis of such share increase, and the Purchase Plan will terminate once the existing share reserve has been issued.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors believes that the amendment to the Purchase Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees including through acquisitions. For this reason, the Board of Directors recommends that the stockholders vote FOR the amendment to the Purchase Plan.

                                 PROPOSAL THREE
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during the fiscal year ended December 31, 1998, to serve in the same capacity for the fiscal year ending December 31, 1999, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1999.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 1, 1999 (unless otherwise stated in the footnotes) by (i) all persons who are or who may be deemed beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers (as defined below) and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                    SHARES OF COMMON STOCK     PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                               BENEFICIALLY OWNED      BENEFICIALLY OWNED (1)
------------------------------------------------------------------  -----------------------  -------------------------
FMR Corp..........................................................         2,092,200                       9.9%
  82 Devonshire Street
  Boston, MA 02109
Arthur W. Zafiropoulo (2).........................................         1,742,108                       8.2%
  Ultratech Stepper, Inc.
  3050 Zanker Road
  San Jose, CA 95134
Daniel H. Berry (3)...............................................           235,919                       1.1%
William G. Leunis, III (4)........................................           183,750                         *
Kenneth Levy (5)..................................................            59,800                         *
Gregory Harrison (6)..............................................            12,000                         *
Larry R. Carter (7)...............................................            16,000                         *
Joel Gemunder (8).................................................            17,000                         *
Thomas D. George (9)..............................................            21,000                         *
All current directors and executive officers as a group (8                 2,287,577                      10.6%
  persons) (10)...................................................

------------------------

*   Less than one percent of the outstanding Common Stock.

(1) Percentage of ownership is based on 21,122,564 shares of Common Stock issued and outstanding on March 1, 1999. This percentage also takes into account the Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 1, 1999, including, but not limited to, through the exercise of options; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(1)(i) under the Securities Exchange Act of 1934, as amended.

(2) Includes 1,642,108 shares held in the name of Arthur W. Zafiropoulo, trustee of the Separate Property Trust, dated July 20, 1998, for the benefit of Arthur W. Zafiropoulo.

(3) Includes 147,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 1999.

(4) Includes 117,500 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 1999.

(5) Consists of 59,800 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 1999.

(6) Consists of 12,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 1999.

(7) Consists of 16,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 1999.

(8) Includes 16,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 1999.

(9) Consists of 16,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 1999.

(10) Includes 384,300 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 1999.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table provides certain summary information concerning the compensation earned, by the Company's Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus for the 1998 fiscal year was in excess of $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years. No executive officer who would otherwise have been included in such table on the basis of salary and bonus earned for the 1998 fiscal year resigned or terminated employment during that fiscal year.

SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                        COMPENSATION AWARDS
                                                                                    ----------------------------
                                                          ANNUAL COMPENSATION (2)                     NUMBER OF
                                                                                      RESTRICTED     SECURITIES
                                                          ------------------------       STOCK       UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR     SALARY ($)    BONUS ($)     AWARDS ($)     OPTIONS (#)
---------------------------------------------  ---------  -----------  -----------  ---------------  -----------
Arthur W. Zafiropoulo(1).....................       1998     310,000            0              0             --
  Chairman of the Board,                            1997     310,000            0              0             --
  Chief Executive Officer                           1996     314,010       76,862              0             --
  and President

Daniel H. Berry..............................       1998     214,327            0              0        100,000
  Executive Vice President and                      1997     178,365            0              0         50,000
  Chief Operating Officer                           1996     175,000       34,888              0             --

William G. Leunis, III.......................       1998     175,000            0              0             --
  Senior Vice President, Finance,                   1997     163,942            0              0         50,000
  Chief Financial Officer,                          1996     150,000       29,309              0             --
  Secretary and Treasurer

                                                    ALL OTHER
NAME AND PRINCIPAL POSITION                    COMPENSATION ($)(3)
---------------------------------------------  -------------------
Arthur W. Zafiropoulo(1).....................               0
  Chairman of the Board,                                    0
  Chief Executive Officer                              67,970
  and President
Daniel H. Berry..............................               0
  Executive Vice President and                              0
  Chief Operating Officer                              33,499
William G. Leunis, III.......................               0
  Senior Vice President, Finance,                           0
  Chief Financial Officer,                             29,309
  Secretary and Treasurer

------------------------

(1) Mr. Zafiropoulo served as President of the Company until March 1996 and reassumed the position in May 1997.

(2) Includes compensation deferred by the Named Executive Officer under the Company's Section 401(k) Plan and Section 125 Cafeteria Benefit Plan.

(3) Represents for each Named Executive Officer the sum of the following two amounts: (i) the individual's allocable share of the profit-sharing contribution made by the Company to the Section 401(k) Plan for the 1998 fiscal year and (ii) 50% of the bonus earned for the 1998 fiscal year under the Company's Executive Incentive Plan but subject to deferred payout. The deferred portion will be distributed in four equal annual installments, together with interest at the prime rate during the deferral period, in each of the 1999 through 2002 calendar years, provided the Named Executive

    Officer continues in the Company's service. The amounts for each of the years 1996 through 1998 are set forth below:

                                                       PROFIT-SHARING
                                                       CONTRIBUTION TO       DEFERRED PORTION OF
                                                   TO SECTION 401(K) PLAN    EXECUTIVE INCENTIVE
NAMED EXECUTIVE OFFICER                                      ($)                PLAN BONUS($)
------------------------------------------------  -------------------------  -------------------
Mr. Zafiropoulo
1998............................................                  0                       0
1997............................................                  0                       0
1996............................................              4,168                  63,802

Mr. Berry
1998............................................                  0                       0
1997............................................                  0                       0
1996............................................              4,168                  29,331

Mr. Leunis
1998............................................                  0                       0
1997............................................                  0                       0
1996............................................              4,168                  25,141

STOCK OPTIONS

    The following table provides information on the option grants made to the Named Executive Officers during the fiscal year ended December 31, 1998. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL REALIZABLE
                                                              INDIVIDUAL GRANTS                                VALUE AT ASSUMED
                                                NUMBER OF   ---------------------                               ANNUAL RATES OF
                                               SECURITIES        % OF TOTAL                                       STOCK PRICE
                                               UNDERLYING          OPTIONS                                     APPRECIATION FOR
                                                 OPTIONS         GRANTED TO         EXERCISE                    OPTION TERM (3)
                                                 GRANTED          EMPLOYEES           PRICE     EXPIRATION   ---------------------
NAME                                             (#)(1)        IN FISCAL YEAR       ($/SH)(2)      DATE       5% ($)     10% ($)
---------------------------------------------  -----------  ---------------------  -----------  -----------  ---------  ----------
Arthur W. Zafiropoulo........................          --                --                --           --          --          --
Daniel H. Berry..............................      50,000               4.4%        $   19.00     06/14/08     597,500   1,514,000
                                                   50,000               4.4%        $   17.63     12/20/08     554,500   1,405,000
William G. Leunis, III.......................          --                --                --           --          --          --

------------------------

(1) The grants to Mr. Berry were made on June 15, 1998 and December 21, 1998. Each option has a maximum term of ten (10) years measured from such grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The shares subject to each option will vest and become exercisable as follows: (i) twenty-four percent (24%) of the option shares upon Mr. Berry's completion of twelve (12) months service measured from the grant date, and (ii) the remaining shares in a series of thirty-eight (38) successive equal monthly installments upon his completion of each additional month of service thereafter. The shares subject to each option will immediately vest in full in the event the Company is acquired by a merger or asset sale, unless the option is assumed by the acquiring entity.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(3) There can be no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the ten (10)-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 1998 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
  AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES
                                                                         UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                          SHARES                       OPTIONS AT FISCAL YEAR END     IN-THE-MONEY OPTIONS AT
                                         ACQUIRED                                 (#)                 FISCAL YEAR-END ($)(2)
                                            ON             VALUE       --------------------------  -----------------------------
NAME                                   EXERCISE (#)   REALIZED ($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------------  -------------  ---------------  -----------  -------------  ----------  -----------------
Arthur W. Zafiropoulo................           --              --             --             --           --             --
Daniel H. Berry......................           --              --        141,400        137,800    1,741,740              0
William G. Leunis, III...............        2,400          39,180        111,900         37,800    1,271,215              0

------------------------

(1) Equal to the fair market value of the securities underlying the option on the exercise date, minus the exercise price paid for those securities.

(2) Equal to the fair market value of the securities underlying the option at fiscal year-end ($16.00 per share), less the exercise price payable for those securities.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL

    None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors has the authority as plan administrator of the Company's 1993 Plan to provide for accelerated vesting of any shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers and any unvested shares actually held by those individuals under the 1993 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs to be in effect for the Company's executive officers and administering certain other compensation programs for such individuals, subject to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") under which grants may be made to executive officers and other key employees.

COMPENSATION PHILOSOPHY

    The fundamental policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at a select group of companies with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance milestones, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

    In carrying out these objectives, the Compensation Committee takes the following factors into consideration:

    - The estimated level of compensation paid to executive officers in similar positions by other companies within and outside the Company's industry which compete with the Company for executive personnel.

    - The individual performance of each executive officer, together with his job knowledge and skills, demonstrated teamwork and adherence to the Company's core values.

    - The individual's level of responsibility and authority relative to other positions within the Company.

    - Corporate performance relative to competitors and business conditions and the progress of the Company in meeting financial goals and objectives.

SPECIFIC FACTORS

    The primary factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

    * BASE SALARY. The base salary levels for the executive officers was established for the 1998 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies within and outside the Company's industry with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee also relied upon specific compensation surveys for comparative compensation purposes. The Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

    * PROFIT SHARING PLAN. The Company annually distributes a profit sharing bonus to all eligible employees, including the executive officers, based on the level of the Company's operating earnings for the fiscal year in comparison to the targeted levels established by the Compensation Committee at the start of the year. One-half of the distribution is paid as a current cash bonus, and the remainder is contributed on the individual's behalf to his or her profit-sharing account under the Company's Section 401(k) Plan for subsequent distribution following his or her termination of employment. Accordingly, the bonuses under the profit sharing plan are tied solely to the Company's success in achieving the targeted levels of operating earnings. For the 1998 fiscal year, no employees, including the executive officers, received a profit sharing distribution.

    * ANNUAL INCENTIVE COMPENSATION. Each executive officer may also earn an incentive bonus each fiscal year on the basis of the Company's achievement of certain performance milestones established by the Compensation Committee at the start of that year. For fiscal year 1998, the performance milestones were tied to increases in the Company's operating earnings. Accordingly, this element of executive compensation is also earned solely on the basis of the achievement of certain specific objectives. No executive officers received an incentive bonus for the 1998 fiscal year.

    It is the Compensation Committee's estimate (on the basis of 1998 surveys of 1998 executive compensation) that the total cash compensation earned by the Company's executive officers for the 1998 fiscal year ranged from the 40th percentile to the 75th percentile of the total cash compensation earned by the executive officers in comparable positions at the principal companies with which the Company competes for executive talent.

    * EQUITY INCENTIVES. Equity incentives are provided primarily through stock option grants under the 1993 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over approximately a fifty-month period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

    The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee will also take into account the executive officer's existing holdings of the Company's common stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

CEO COMPENSATION

    In setting the compensation payable to the Company's Chief Executive Officer, Mr. Arthur W. Zafiropoulo, for the 1998 fiscal year, the Compensation Committee has sought to be competitive with the peer group companies, while at the same time tying a significant percentage of his compensation to Company performance. It is the Committee's intent to provide Mr. Zafiropoulo with a level of stability and certainty each year with respect to base salary and not to have this particular component of compensation affected to any significant degree by Company performance factors. For the 1998 fiscal year, Mr. Zafiropoulo's base salary was maintained at the same level in effect for the prior fiscal year. In addition, because the Company did not achieve the operating earnings targets for the 1998 fiscal year, Mr. Zafiropoulo did not receive any profit-sharing or other incentive awards for such year.

    Because of Mr. Zafiropoulo's significant holdings of the Company's common stock by reason of the restricted stock issuances and stock option grants made to him prior to the completion of the initial public offering of the Company's Common Stock, the Compensation Committee did not believe it necessary to provide him with any additional equity incentives during the 1998 fiscal year.

    For the 1998 fiscal year, the Compensation Committee believes (on the basis of 1998 surveys of 1997 executive compensation) that the total cash compensation earned by Mr. Zafiropoulo was at the 50th percentile of the total cash compensation earned by chief executive officers at the principal companies with which the Company competes for executive talent.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. The Company's 1993 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation and will therefore not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

    The Compensation Committee that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Joel F. Gemunder                               Gregory Harrison
  Member of Compensation Committee Committee   Member and Chairman, Compensation

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

    The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment of dividends) of the Company's Common Stock assuming $100 invested as of September 29, 1993 with the cumulative total returns of the Nasdaq Stock Market Index and the Hambrecht & Quist Semiconductor Index.

                COMPARISON OF CUMULATIVE TOTAL RETURNS(1)(2)(3)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                           THE NASDAQ       HAMBRECHT & QUIST

                   Ultratech Stepper,
                                 Inc.   Stock Market (US)   Semiconductor Index
Dec. 31, 1993                $100.000            $100.000              $100.000
Mar. 31, 1994                $138.776             $95.797              $113.284
Jun. 30, 1994                $104.762             $91.318              $106.426
Sept.30, 1994                $195.918             $98.881              $116.307
Dec.31, 1994                 $206.803             $97.752              $122.799
Mar. 31, 1995                $264.626            $106.578              $148.290
Jun. 30, 1995                $383.673            $121.911              $208.119
Sept.30, 1995                $459.864            $136.596              $235.204
Dec. 31, 1995                $280.272            $138.256              $170.897
Mar. 31, 1996                $191.837            $144.699              $161.400
Jun. 30, 1996                $204.082            $156.508              $154.691
Sept.30, 1996                $200.000            $162.052              $175.602
Dec. 31, 1996                $258.503            $170.015              $221.330
Mar. 31, 1997                $240.816            $160.793              $248.750
Jun. 30, 1997                $248.980            $190.270              $280.527
Sept.30, 1997                $370.068            $222.440              $350.670
Dec. 31, 1997                $216.327            $208.580              $233.421
Mar. 31, 1998                $221.769            $244.052              $271.120
Jun. 30, 1998                $214.966            $251.119              $229.937
Sept. 30, 1998               $165.306            $227.341              $200.466
Dec. 31, 1998                $174.150            $293.209              $327.650

(1) The graph covers the period from September 29, 1993, the date the Company's initial public offering commenced, through the fiscal year ended December 31, 1998.

(2) No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH MIGHT INCORPORATE FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, NEITHER THE PRECEDING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION NOR THE STOCK PRICE PERFORMANCE GRAPH WILL BE INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS, NOR WILL SUCH REPORT OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

                              CERTAIN TRANSACTIONS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each director and officer of the Company has entered into a separate indemnification agreement with the Company.

    The Company has entered into various service contracts with KLA-Tencore Corporation, a company on which Mr. Levy is a member of the Board of Directors. To date, the Company's obligations to KLA-Tencore are approximately $600,000. The terms of the contracts with KLA-Tencore are no less favorable to the Company than could be obtained from an unaffiliated third party.

    The Board of Directors has adopted a policy that all material transactions with affiliates will be on terms no less favorable to the Company than those available from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons who are the beneficial owners of more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than ten percent beneficial stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it and written representations from reporting persons for the 1998 fiscal year, the Company believes that all of the Company's executive officers, directors and greater than ten percent beneficial stockholders complied with all applicable
Section 16(a) filing requirements for the 1998 fiscal year.

                                 ANNUAL REPORT

    A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except for "Executive Officers of the Registrant" from Part III of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                          The Board of Directors of
                                          Ultratech Stepper, Inc.

Dated: April 26, 1999

                               ULTRATECH STEPPER, INC.

                             EMPLOYEE STOCK PURCHASE PLAN

               (AS AMENDED AND RESTATED EFFECTIVE AS OF MARCH 16, 1999)


       I.      PURPOSE OF THE PLAN

               This Employee Stock Purchase Plan is intended to promote the interests of Ultratech Stepper, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

               Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

       II.     ADMINISTRATION OF THE PLAN

               The Compensation Committee of the Board in its capacity as Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for proper administration of the Plan as it may deem necessary or appropriate. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

       III.    STOCK SUBJECT TO PLAN

               A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 700,000 shares. Such authorized share reserve is comprised of (i) the initial 200,000(1) shares authorized by the Board and approved by the Corporation's stockholders prior to the Plan Effective Date, and (ii) a further increase of 500,000 shares of Common Stock authorized by the Board on March 16, 1999. The 500,000-share increase shall be subject to stockholder approval at the 1999 Annual Meeting and shall, if so approved, become effective with the offering period commencing August 2, 1999.

--------------
(1) As adjusted to reflect the 2:1 stock split the Corporation effected May 10, 1995.

               B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in the aggregate by all Participants on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

       IV.     OFFERING PERIODS

               A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

               B. Each offering period shall be of such duration (not to exceed twelve (12) months) as determined by the Plan Administrator prior to the start date. The initial offering period shall commence on the Effective Date and terminate on the last business day in July 1996. The next offering period shall commence on the first business day in August 1996, and subsequent offering periods shall commence as designated by the Plan Administrator.

               C. Under no circumstances shall any offering period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Corporation's stockholders and (ii) the Corporation shall have complied with all applicable requirements of the Securities Act, all applicable listing requirements of any stock exchange (or the Nasdaq National Market if applicable) on which shares of the Common Stock are listed for trading and all other applicable statutory and regulatory requirements.

       V.      ELIGIBILITY

               A. Each Eligible Employee shall be eligible to enter an offering period under the Plan on the start date of that offering period or on any other Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee. The date on which such individual actually enters the offering period shall be designated his or her Entry Date for purposes of that offering period.

               B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

       VI.     PAYROLL DEDUCTIONS

               A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during his or her period of participation within the offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for such period of participation, except to the extent such rate is changed in accordance with the following guidelines:

                      (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per quarter.

                      (ii)    The Participant may, prior to any
       Quarterly Entry Date within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed ten percent (10%)) shall become effective as of the first Quarterly Entry Date following the filing of such form.

               B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

               C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

               D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

       VII.    PURCHASE RIGHTS

               A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

               Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

               B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised on the Purchase Date in effect for the offering period for which such right has been granted, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the offering period ending on such Purchase Date to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant) at the purchase price in effect for the Participant for that Purchase Date.

               C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on the Purchase Date in effect for the offering period shall be equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause
(i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of that offering period.

               D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on the Purchase Date in effect for the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the offering period ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any such Purchase Date shall not exceed 2,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum aggregate number of shares of Common Stock purchasable by all Participants on any one Purchase Date shall not exceed one hundred fifty thousand (150,000) shares, subject to periodic adjustments subject to periodic adjustments in the event of certain changes in the Corporations capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in the aggregate by all Participants on each Purchase Date during that offering period.

               E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock or because they would result in the purchase of shares in excess of the maximum number of shares purchasable by the Participant on that Purchase Date shall be promptly refunded.

               F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                      (i) A Participant may, at any time prior to the Purchase Date in effect for the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the offering period shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Purchase Date in effect for that offering period. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

               (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the date his or her scheduled Entry Date into that offering period.

               (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the offering period shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the Purchase Date in effect for the offering period in which such leave commences, to (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares on such Purchase Date. In no event, however, shall any further payroll deductions be added to the Participant's account during the unpaid leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the offering period in which such leave began.

               G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the offering period in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such

Corporate Transaction. However, the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of Common Stock on such start date, and the applicable limitations on the number of shares purchasable per Participant and in the aggregate by all Participants shall continue to apply to any such purchase.

               The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

               H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

               I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

               J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

       VIII.   ACCRUAL LIMITATIONS

               A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

               B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

                      - The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the offering period for which such right is granted.

                      - No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

               C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular offering period, then the payroll deductions which the Participant made during that offering period with respect to such purchase right shall be promptly refunded.

               D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

       IX.     EFFECTIVE DATE AND TERM OF THE PLAN

               A. The Plan was adopted by the Board on March 16, 1995 and was subsequently approved by the Corporation's stockholders at the 1995 Annual Meeting. The Plan became effective on the Effective Date and was subsequently amended effective as of February 1, 1996 to include as Participating Corporations the following Corporate Affiliates; Ultratech Stepper UK, Ltd., Ultratech K.K. and Ultratech Stepper International, Inc. On February 3, 1997 UltraBeam Lithography, Inc. was named a Participating Corporation and effective August 1, 1997, Ultratech Stepper (Thailand) Company, Ltd. was named a Participating Corporation.

               B. Unless sooner terminated by the Board, the Plan shall terminate upon the EARLIEST of (i) the last business day in July 2005, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

               C. The Plan was amended and restated by the Board, effective March 16, 1999 to effect the following revisions: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 500,000 shares to 700,000 shares and (ii) limit the maximum number of shares of Common Stock purchasable in the aggregate by all Participants on any one Purchase Date to 150,000 shares. The amendment will become effective with the offering period commencing August 2, 1999, provided the 500,000-share increase is approved by the Corporation's stockholders at the 1999 Annual Meeting.

       X.      AMENDMENT OF THE PLAN

               The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any offering period. However, the Board may not, without the approval of the Corporation's stockholders, (i) increase the number of shares of Common Stock issuable under the Plan or purchasable per Participant on any Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) modify the requirements for eligibility to participate in the Plan.

       XI.     GENERAL PROVISIONS

               A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

               B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

               C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                     SCHEDULE A

                           CORPORATIONS PARTICIPATING IN
                            EMPLOYEE STOCK PURCHASE PLAN
                               AS OF FEBRUARY 1, 1996


                              Ultratech Stepper, Inc.
                             Ultratech Stepper UK, Ltd.
                                   Ultratech K.K.
                       Ultratech Stepper International, Inc.
                            Ultratech Lithography, Inc.
                     Ultratech Stepper (Thailand) Company, Ltd.

                                       APPENDIX

               The following definitions shall be in effect under the Plan:

               A.     BOARD shall mean the Corporation's Board of Directors.

               B. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

               C. CODE shall mean the Internal Revenue Code of 1986, as amended.

               D.     COMMON STOCK shall mean the Corporation's common stock.

               E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

               F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                      (i)     a merger or consolidation in which
               securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                      (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

               G.     CORPORATION shall mean Ultratech Stepper, Inc., a
Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ultratech Stepper, Inc., which shall by appropriate action adopt the Plan.

               H. EFFECTIVE DATE shall mean the first business day in August 1995. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

               I. ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Code Section 3401(a).

               J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.

               K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                      (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               L. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

               M. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of February 1, 1996 are listed in attached Schedule A.

               N. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

               O. PLAN ADMINISTRATOR shall mean the Compensation Committee of the Board in its capacity as administrator of the Plan.

               P. PURCHASE DATE shall mean the last business day of each offering period on which shares of Common Stock shall be purchased on behalf of the Participants in that offering period. The initial Purchase Date shall be July 31, 1996.

               Q. QUARTERLY ENTRY DATE shall mean any of the following dates on which an Eligible Employee may commence participation in the offering period in effect under the Plan: the first business day in February, May, August and November each year. The earliest Quarterly Entry Date under the Plan shall be the Effective Date.

               R. SECURITIES ACT shall mean the Securities Act of 1933, as amended.

               S. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

                                    DETACH HERE

                                       PROXY

                              ULTRATECH STEPPER, INC.

                           ANNUAL MEETING OF STOCKHOLDERS
                                    JUNE 3, 1999

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, hereby appoints Arthur W. Zafiropoulo and William
G. Leunis, III and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Ultratech Stepper, Inc. (the "Company"), held of record by the undersigned on April 15, 1999 at the Annual Meeting of Stockholders of Ultratech Stepper, Inc. to be held on June 3, 1999, or at any adjournment or postponement thereof with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                    DETACH HERE


/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3 AND 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. THIS PROXY WILL BE VOTED FOR PROPOSAL 1, 2, 3 AND 4 IF NO SPECIFICATION IS MADE.

1. To elect three directors to serve for the ensuing two years until the expiration of their terms in 2001 or until their successors are elected and qualified.

     NOMINEES: Tommy George, Gregory Harrison, Kenneth Levy

         FOR                 WITHHELD                   MARK HERE
         ALL    / /          FROM ALL  / /           IF YOU PLAN TO    / /
       NOMINEES              NOMINEES                  ATTEND THE
                                                        MEETING

                                                        MARK HERE
                                                       FOR ADDRESS     / /
/ /                                                    CHANGE AND
    -------------------------------------              NOTE BELOW
    For all nominees except as noted above


2. To approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 600,000 shares.

           FOR                       AGAINST                   ABSTAIN
           / /                         / /                       / /


3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

           FOR                       AGAINST                   ABSTAIN
           / /                         / /                       / /

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature:                 Date:        Signature:                  Date:
          -----------------     -------           ------------------     -------